UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2008

NEUROMETRIX, INC.

(Exact name of registrant as specified in charter)

Delaware	000-50856	04-3308180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

62 Fourth Avenue
Waltham, Massachusetts  02451
 (Address of Principal Executive Offices)  (Zip Code)

(781) 890-9989
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

On February 22, 2008, NeuroMetrix, Inc. (the “Company”) entered into a first amendment (the “Amendment”) to the lease agreement between the Company and Fourth Avenue LLC, dated October 18, 2000 (the “Lease”). The Amendment extends the term of the Company’s existing lease of its principal facility at 62 Fourth Avenue, Waltham, Massachusetts for an additional four years until March 2013.  The Amendment also reduces the amount of the irrevocable standby letter of credit that the Company is required to maintain for the benefit of the lessor from $1,430,000 to $400,000.  The description of the Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is set forth as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description

10.1	Amendment Number One to Lease Between Fourth Avenue LLC and NeuroMetrix, Inc., dated February 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Dated: February 27, 2008	By:	/s/ Shai N. Gozani, M.D., Ph.D.
Shai N. Gozani, M.D., Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Number One to Lease Between Fourth Avenue LLC and NeuroMetrix, Inc., dated February 22, 2008